Exhibit 10(p)

                               PRECEDENT AGREEMENT
                              FOR FIRM SERVICES ON
                     MARITIMES & NORTHEAST PIPELINE PROJECT
                                    PHASE II



     This PRECEDENT AGREEMENT FOR FIRM SERVICES ("Precedent Agreement") is made and entered into this 21 day of September, 1996, by and between Maritimes & Northeast Pipeline, L.L.C., a limited liability company formed under the laws of the State of Delaware (referred to hereinafter as "Maritimes & Northeast-U.S."), Maritimes & Northeast Pipeline Management Ltd., a corporation formed under the Canada Business Corporations Act (referred to hereinafter as "Maritimes & Northeast-Canada"), and Valley Gas Company, a Rhode-Island corporation (referred to hereinafter as "Customer"). From time to time herein, Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada may be referred to jointly and collectively as "Maritimes & Northeast". Notwithstanding such references, however, Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada are and shall remain separate legal entities for tax and other purposes; and to that end, each of said entities will enter into and maintain its own separate service agreements with Customer and other customers; and the fact that both entities are parties to this Precedent Agreement is solely for the purpose of facilitating and simplifying certain U.S. and Canadian regulatory filings described below. Maritimes & Northeast and Customer may sometimes be collectively referred to herein as the "Parties" and singly as a "Party".

                                   WITNESSETH:

     WHEREAS, Maritimes & Northeast-U.S. is a limited liability company formed for the purpose of constructing, owning and operating the below-described Phase I and Phase II-U.S. Segment of the Pipeline Project, the members of which are subsidiaries and/or affiliates of PanEnergy Corp., Westcoast Energy, Inc. and Mobil Corporation; and

     WHEREAS, pursuant to a "Canadian Formation Agreement" dated as of January 31, 1996 among PanEnergy Corp., Westcoast Energy, Inc., Mobil Oil Canada Properties, and Eastern Enterprises, the parties to that agreement have committed to form a Canadian limited partnership to be called "Maritimes & Northeast Pipeline, L.P." for the purpose of constructing, owning and operating the below-described Phase II-Canadian Segment of the Pipeline Project, to which end said parties have authorized Maritimes & Northeast Pipeline Management Ltd., as the General Partner of such to-be-formed Canadian limited partnership, to enter into this Precedent Agreement for the benefit of such partnership, it being the intent of such parties that, upon formation of such Canadian limited partnership, Maritimes & Northeast Pipeline Management Ltd. will assign its rights and obligations under this Precedent Agreement to such partnership (following such assignment such partnership shall constitute "Maritimes & Northeast - Canada" for purposes of this Agreement); and

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     WHEREAS,  Maritimes & Northeast is developing and proposes to construct and operate a natural gas pipeline project ("Pipeline Project") extending from Country Harbour, Nova Scotia, Canada, through the Provinces of Nova Scotia and New Brunswick to the Canada-United States border, and then through the states of Maine and New Hampshire into the Commonwealth of Massachusetts for delivery of natural gas from the Sable Offshore Energy Project for various customers which execute agreements with them; and

     WHEREAS, the Pipeline Project is currently proposed to be constructed in two (2) phases: Phase I will extend from a point of interconnection with Tennessee Gas Pipeline Company ("Tennessee') near Dracut, Massachusetts, to a point of interconnection with Granite State Gas Transmission, Inc. near Wells, Maine; and Phase II will extend from Wells, Maine to an interconnection with the Sable Offshore Energy Project gas processing plant in Country Harbour, Nova Scotia, Canada; and

     WHEREAS, Phase I is not contingent on Phase II and Phase II may encompass or incorporate the facilities currently proposed for Phase I; and

     WHEREAS, as a result of an "open season" conducted by Maritimes & Northeast-U.S. from October 23, 1995 through November 21, 1995, Maritimes & Northeast-U.S. has entered into certain Precedent Agreements with various customers for firm transportation service through Phase I of the Pipeline Project; and Maritimes & Northeast-U.S. has filed an Application for a Certificate of Public Convenience and Necessity with the Federal Energy Regulatory Commission ("FERC") pursuant to Section 7(c) of the Natural Gas Act for authority to "pre-build" Phase I of the Pipeline Project, to be placed in service as early as November 1, 1997; and

     WHEREAS, based upon the results of the recent "Request for Services" offering of Maritimes & Northeast which ended April 17, 1996, Maritimes & Northeast now desires to proceed with the development and authorization of Phase II of the Pipeline Project, subject to the commitment of Customer and other customers to obtain firm service under the terms of this and other similar Precedent Agreements for firm service (i) through the Canadian segment of said Phase II of the Pipeline Project extending from Country Harbour, Nova Scotia, Canada to a point on the Canadian-U.S. border near St. Stephen, New Brunswick (the "Phase II Canadian Segment") where it will interconnect with the Phase II-U.S. Segment described below; (ii) through the U.S. Segment of the Pipeline Project extending from a point on the Canadian-U.S. border near Woodland, Maine through an interconnection with Granite State Gas Transmission, Inc. near Wells, Maine to Dracut, Massachusetts (the "Phase II-U.S. Segment"); and (iii) through capacity leased by Maritimes & Northeast from Tennessee or constructed by Maritimes & Northeast between Dracut and Mendon, Massachusetts; and

     WHEREAS,   Customer  desires  to  obtain  firm  service  from  Maritimes  &
Northeast-U.S. to be made available from the Phase II-U.S. Segment of the Pipeline Project, and from Maritimes & Northeast-Canada to be made available from the Phase II-Canadian Segment of the Pipeline Project.

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


     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and intending to be legally bound, Maritimes & Northeast-U.S., Maritimes & Northeast-Canada and Customer agree to the following:

     1. This Precedent Agreement is subject to the good faith determination by Maritimes & Northeast not later than August 1, 1996, that Phase II of the Pipeline Project satisfies the economic criteria of Maritimes & Northeast for proceeding with Phase II of the Pipeline Project. Maritimes & Northeast shall give Customer written notice under this Paragraph 1 no later than August 15, 1996, as to whether it will proceed with Phase II of the Pipeline Project as provided in this Precedent Agreement or will terminate the project; provided, however, if Maritimes & Northeast extends the time for making such determination, any such notice will be given within five (5) days after the end of such extended period. In connection therewith, the Parties recognize that the April 17, 1996 Request for Services was a starting point for negotiations and that Maritimes & Northeast received nominations in excess of planned capacity. As a result, the MDQ provided in Paragraph 5(a) hereof may be adjusted. The written notice provided for in this Paragraph 1 shall set forth the adjusted MDQ, if any, and such adjusted MDQ shall be referenced in Appendix A hereto. If such adjustment results in a reduction in the MDQ contained in Customer's original request, Customer may cancel this Precedent Agreement due to such reduction by written notice to Maritimes & Northeast within seven (7) days of receipt of the Maritimes and Northeast notice under this Paragraph 1.

     2. Subject to the terms and conditions of this Precedent Agreement, Maritimes & Northeast shall proceed with due diligence to obtain from all governmental and regulatory authorities within the United States and Canada having valid jurisdiction over the premises such authorizations and/or exemptions which it determines are necessary, including without limitation, authorizations from the FERC (i) for Maritimes & Northeast-U.S. to construct, own and operate (or cause to be constructed and operated) the Phase II-U.S. Segment of the Pipeline Project and to render the services as contemplated in this Precedent Agreement and in other similar Precedent Agreements with other customers, (ii) for Maritimes & Northeast-U.S. to perform its obligations as contemplated in this Precedent Agreement and in other similar Precedent Agreements with other customers for the Phase II-U.S. Segment of the Pipeline Project, and (iii) for Section 3 authorization and a Presidential Permit to site, construct, operate and maintain pipeline facilities at the U.S.-Canada International Boundary to interconnect the Phase II-U.S. Segment and the Phase II-Canadian Segment of the Pipeline Project; and authorizations from the National Energy Board of Canada ("NEB") (i) for Maritimes & Northeast-Canada to construct and operate (or cause to be constructed and operated), the Phase II-Canadian Segment of the Pipeline Project and to render the services as contemplated in this Precedent Agreement and in other similar Precedent Agreements with other customers, and (ii) for Maritimes & Northeast-Canada to perform its obligations as contemplated in this Precedent Agreement and in other similar Precedent Agreements with other customers for the Phase II-Canadian Segment of the Pipeline Project. Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada reserve the right to file and prosecute (or cause to be filed and prosecuted) any and all applications for such authorizations and/or exemptions, any supplements and amendments thereto, and, if necessary, any court review, in such manner as they each deem to be in their best interest. Customer expressly agrees to

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


support and cooperate, and to not oppose, obstruct or otherwise interfere with in any manner whatsoever the efforts of Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada to obtain all authorizations and/or exemptions and supplements and amendments thereto necessary for them to construct, own and operate (or to cause the construction and operation of) Phase II of the Pipeline Project as contemplated in this Precedent Agreement and to perform their obligations as contemplated by this Precedent Agreement.

     3. Within sixty (60) days after Customer executes this Precedent Agreement, Customer will advise Maritimes & Northeast in writing of the facilities, by in-service date, and/or any other authorization or contractual arrangements necessary for Customer to utilize the services contemplated under this Precedent Agreement. Subject to the terms and conditions of this Precedent Agreement, Customer shall proceed in good faith and with due diligence to obtain from all governmental and regulatory authorities having competent jurisdiction over the premises all authorizations and/or exemptions necessary for Customer to construct and operate (or cause to be constructed and operated) any facilities and to take any other actions necessary to enable Customer to utilize the services as contemplated in this Precedent Agreement. Customer reserves the right to file and prosecute applications for such authorizations and/or exemptions, any supplements or amendments thereto, and, if necessary, any court review, in such manner as it deems to be in its best interest; provided, however, Customer shall pursue such authorizations and/or exemptions and any supplements and amendments thereto in a manner designed to implement Phase II of the Pipeline Project in a timely manner and in no event shall Customer take any action that would obstruct, interfere with or delay the receipt by Maritimes & Northeast of the authorizations and/or exemptions and supplements and amendments thereto contemplated hereunder or otherwise jeopardize implementation of Phase II of the Pipeline Project. Maritimes & Northeast agrees to use reasonable efforts to assist Customer in obtaining all authorizations and/or exemptions and any supplements and amendments thereto necessary for Customer to effectuate the services contemplated in this Precedent Agreement. Customer agrees to proceed with due diligence to construct, or cause to be constructed, any and all facilities included in Customer's written notice to Maritimes & Northeast pursuant to the first sentence of this Paragraph 3 of this Precedent Agreement, subject to the receipt of necessary authorizations and/or exemptions contemplated in this Paragraph 3 of this Precedent Agreement.

     4. Pursuant to the April 17, 1996 Request for Services, Customer requested Maritimes & Northeast to share the request submitted by Customer with the Sable Offshore Energy Project producers on a confidential basis as a first step in arranging for supplies of gas. Customer shall make its own arrangements for such gas supplies, either directly or by use of a third party agent, by contracting with one or more suppliers for such supply. Customer shall proceed in good faith, either directly or by use of a third party agent, with reasonable efforts to negotiate and enter into supply agreements with one or more third party suppliers on or before December 1, 1996, on terms and conditions satisfactory to Customer. In the event Customer is successful in contracting with such supplier(s) in the manner aforesaid, Customer shall have the right, on a one-time basis, on or before August 15, 1997, to assign its rights under this Precedent Agreement and the related service agreement(s) to such supplier(s); provided, that such supplier(s) meets the qualifications as a shipper under the FERC Gas Tariff of Maritimes & Northeast-U.S. and the Tariff established by
Maritimes   &   Northeast-Canada   and  filed  with  the

NEB, including the creditworthiness requirements; and provided, further, that following commencement of service, any subsequent assignment(s) contemplated by the initial assignee shall be subject to the capacity release requirements and procedures set forth in such tariffs. In the event Customer is unsuccessful in contracting with such supplier(s) in the manner aforesaid by December 1, 1996, Customer may terminate this Precedent Agreement as provided in Paragraph 11 hereof.

     5. (a) Customer and Maritimes & Northeast-U.S. and Maritimes & Northeast Canada, as appropriate, agree to execute within twenty-five (25) days after the later of the dates that (i) the FERC issues an order authorizing the Phase II-U.S. Segment of the Pipeline Project, and (ii) the NEB issues an order authorizing the Phase II-Canadian Segment of the Pipeline Project: (A) a firm service agreement under the Rate Schedule MN 151, included in the FERC Gas Tariff of Maritimes & Northeast-U.S. ("U.S. Service Agreement") which shall provide for the transportation of up to a Maximum Daily Quantity ("MDQ") of 7,000 dekatherms of natural gas on the Phase II-U.S. Segment of the Pipeline Project; and (B) a firm service agreement under the NEB Gas Tariff of Maritimes & Northeast-Canada ("Canadian Service Agreement") which shall provide for the transportation of an equivalent MDQ of natural gas adjusted for final applicable fuel usage on the Phase II-Canadian Segment of the Pipeline Project. Service under the U.S. Service Agreement and under the Canadian Service Agreement will commence as provided under Paragraph 5(b) of this Precedent Agreement. After service commences under the respective Service Agreement(s), such service will continue for a primary term of ten (10) years.

        (b) Service under the U.S. Service Agreement and under the Canadian Service Agreement will commence on the date specified in the written notice to Customer pursuant to Paragraph 5(c) of this Precedent Agreement, which date will be the later of.- (i) November 1, 1999; (ii) the date all necessary facilities comprising the Phase II Pipeline Project are completed and such facilities are available for active gas service; or (iii) the date by which all of the conditions precedent set forth in Paragraph 8 of this Precedent Agreement have been satisfied or waived by the Party for whose benefit the condition was imposed.

        (c) Prior to commencement of service pursuant to the U.S. Service Agreement and pursuant to the Canadian Service Agreement, Maritimes & Northeast shall notify Customer in writing that all of the conditions precedent set forth in Paragraph 8 of this Precedent Agreement have been satisfied or waived, and that service under the U.S. Service Agreement and under the Canadian Service Agreement will commence on a date certain, which date will not be prior to November 1, 1999. As of the date for commencement of service under the U.S. Service Agreement and under the Canadian Service Agreement, Maritimes & Northeast-U.S. will stand ready to provide firm transportation service for Customer pursuant to the terms of the U.S. Service Agreement and Maritimes & Northeast-Canada will stand ready to provide firm service for Customer pursuant to the terms of the Canadian Service Agreement; and Customer will pay Maritimes & Northeast-U.S. for all applicable charges associated with the U.S. Service, Agreement and will pay Maritimes & Northeast-Canada for all applicable charges associated with the Canadian Service Agreement.

     6. Upon execution of this Precedent Agreement and other satisfactory Precedent

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

Agreements with other customers, Maritimes & Northeast will undertake the preliminary design of the necessary Phase II Pipeline Project pipeline facilities and any other preparatory actions necessary to complete and file the necessary certificate applications with the FERC for the Phase II-U.S. Segment facilities and with the NEB for the Phase II-Canadian Segment facilities. Upon satisfaction of the conditions precedent set forth in Paragraphs 8 (a)(i), 8
(a)(ii), 8 (a)(iv), 8 (a)(vi) and 8 (b)(ii) of this Precedent Agreement, or waiver of the same by Maritimes & Northeast, Maritimes & Northeast shall proceed (subject to the continuing commitments of Customer and all other firm transportation customers committed to Phase II of the Pipeline Project) with due diligence in the necessary final design of facilities, acquisition of materials, supplies, properties, rights-of-way and any other necessary preparations to implement the transportation service contemplated by the U.S. Service Agreement and the Canadian Service Agreement.

     7. Upon satisfaction of the conditions  precedent set forth in Paragraphs 8
(a)(i),  8  (a)(iii),  8  (a)(iv),  8 (a)(vi),  8 (b)(i) and 8 (b)(iii)  of this
Precedent Agreement, or waiver of the same by Maritimes & Northeast, Maritimes & Northeast shall proceed (subject to the continuing commitments of Customer and other firm transportation customers committed to Phase II of the Pipeline Project) with due diligence to construct the authorized Phase II Pipeline Project pipeline facilities necessary to implement the firm transportation service contemplated in the Precedent Agreement on or about November 1, 1999. Notwithstanding Maritimes & Northeast's due diligence, if Maritimes & Northeast is unable to commence the transportation service for Customer as contemplated herein by November 1, 1999, Maritimes & Northeast will continue to proceed with due diligence to complete arrangements for such transportation service, and commence the transportation service for Customer at the earliest practicable date thereafter. Maritimes & Northeast will neither be liable nor will this Precedent Agreement or the U.S. Service Agreement or the Canadian Service
Agreement be subject to cancellation if Maritimes & Northeast is unable to complete the construction of such authorized and necessary Phase II Pipeline Project pipeline facilities and commence the firm transportation service contemplated herein by November 1, 1999.

     8. The commencement of service under the U.S. Service Agreement and under the Canadian Service Agreement and the rights and obligations of Maritimes & Northeast-U.S. and Customer under the U.S. Service Agreement and of Maritimes & Northeast-Canada and Customer under the Canadian Service Agreement are expressly made subject to satisfaction of the following conditions precedent; provided, however, that any such condition may be waived by the Party for whose benefit the condition is imposed:

               (a)    Conditions Precedent of Maritimes & Northeast:

                      i) Receipt and acceptance by Maritimes & Northeast-U.S. by March 1, 1998, of all necessary certificates and other authorizations, including without limitation authorizations from the FERC for the Phase II-U.S. Segment and receipt and acceptance by Maritimes & Northeast-Canada by July 1, 1998 of all necessary certificates and other authorizations, including without limitation authorization from the NEB for the Phase II-Canadian Segment of the Pipeline Project, authorizations of initial rates as contemplated in Paragraph 9
(b) of this Precedent Agreement, authorizations to construct and operate Phase II of the Pipeline

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

Project pipeline facilities and to provide transportation for Customer under the U.S. Service Agreement and under the Canadian Service Agreement as contemplated in this Precedent Agreement and for other customers under other Service Agreements; and

                      ii) Receipt and acceptance by Maritimes & Northeast by October 1, 1998, of a financial commitment or commitments from financial institutions acceptable to each of them to make the capital expenditures necessary to enable them to construct Phase II of the Pipeline Project to provide transportation for Customer under the U.S. Service Agreement and under the Canadian Service Agreement as contemplated in this Precedent Agreement and under other Service Agreements; and

                      iii) Receipt by Maritimes & Northeast of all other necessary governmental authorizations, approvals, permits and exemptions to construct Phase II of the Pipeline Project and perform the services as contemplated in this Precedent Agreement and the U.S. Service Agreement and the Canadian Service Agreement; and

                      iv) Receipt of an affirmative vote of the Management Committee of Maritimes & Northeast-U.S. and of Maritimes & Northeast-Canada to construct the authorized Phase II Pipeline Project pipeline facilities subsequent to receipt of the authorizations contemplated in Paragraph 8 (a)(i) of this Precedent Agreement; and

                      v) Completion by Maritimes & Northeast of construction of the Phase II Pipeline Project pipeline facilities required to render firm transportation service for Customer pursuant to the U.S. Service Agreement and the Canadian Service Agreement with Customer, and Maritimes & Northeast being ready and able to place such facilities into gas service; and

                      vi) Receipt by the Sable Island Energy Project producers of all governmental authorizations and exemptions necessary to construct the facilities required to deliver gas to the Phase II of the Pipeline Project facilities at Country Harbour, Nova Scotia, Canada; and vii) Completion by the Sable Island Energy Project producers of construction of thefacilities required to deliver gas to the Phase II of the Pipeline Project pipeline facilities at Country Harbour, Nova Scotia, Canada.

               (b)    Conditions Precedent of the Customer:

                      i) Receipt by Customer of the necessary governmental authorizations, approvals, permits and exemptions to construct the facilities contained in Customer's Notice under Paragraph 3 of this Precedent Agreement for the relevant service; and

                      ii) Completion by Customer of construction of the facilities contained in Customer's Notice under Paragraph 3 of this Precedent Agreement for the relevant service; and

                      iii) Completion by Customer of necessary gas supply arrangements

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

pursuant to Paragraph 4 of this Precedent Agreement on terms and conditions satisfactory to Customer.

     9. (a) All governmental permits, certificates, exemptions and other authorizations required in Paragraph 8 (a) of this Precedent Agreement must be in form and substance, satisfactory to Maritimes & Northeast,. and with respect to the FERC and NEB authorizations, must be satisfactory to all Parties, including mutually satisfactory rate treatment and rate levels. Customer shall notify Maritimes & Northeast in writing not later than ten (10) days after the issuance of each of the respective FERC and NEB orders issuing the certificates, including any orders issued as a preliminary determination on non-environmental issues, contemplated in Paragraph 2 of this Precedent Agreement, if such certificate is not satisfactory to Customer. All governmental approvals and exemptions required by this Precedent Agreement must be duly granted respectively by the FERC and the NEB, and/or other governmental agency or authority having valid jurisdiction, and must be final and nonappealable; but with respect to the authorization from the FERC and the NEB, the Parties may waive the condition that any such approval or exemption be final and nonappealable.

         (b) In connection with the Phase II Pipeline Project initial rate design methodology, Customer expressly agrees: (i) with this rate design methodology; (ii) to support such rate design methodology; and (iii) to pay Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada, as applicable, the initial rates as contemplated herein.

     10. The Parties expressly agree that the execution of this Precedent Agreement and the performance of the transportation services contemplated in this Precedent Agreement are without prejudice to any rights or obligations the Parties have to each other under separate and distinct agreements.

     11. If the conditions precedent set forth in Paragraph 8 (a)(i), 8 (a)(ii) and 8 (b)(iii) of this Precedent Agreement have not been fully satisfied, or waived by the Party for whose benefit such condition was imposed, by the applicable dates specified therein, then, any Party may thereafter terminate this Precedent Agreement by giving ninety (90) days prior written notice of its intention to terminate to the non-terminating Party; but if the conditions precedent are satisfied or waived within said ninety (90) day notice period, then termination will not be effective. In addition, and notwithstanding other provisions hereof, Maritimes & Northeast may terminate this Precedent Agreement at any time upon fifteen (15) days' prior written notice given to Customer if termination by customers, other than by reason of commencement of service, of other precedent agreements and service agreements for service from Maritimes & Northeast renders the Pipeline Project uneconomic, as determined by Maritimes & Northeast.

     12. If this Precedent Agreement is not terminated pursuant to Paragraph 11 hereof, then this Precedent Agreement will terminate by its express terms on the date of commencement of service under the U.S. Service Agreement and the Canadian Service Agreement referenced in Paragraph 5 of this Precedent Agreement, and thereafter the Parties' rights and obligations related to the transportation transactions contemplated herein shall be determined pursuant to the terms

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

and conditions of the U.S. Service Agreement and the Canadian Service Agreement and the terms and conditions of the FERC and NEB Rate Schedules specified in Paragraph 5 (a) hereof, as effective from time to time, and the General Terms and Conditions of the FERC and NEB Gas Tariffs, as effective from time to time.

     13. This Precedent Agreement may not be modified or amended unless the Parties execute written agreements to that effect.

     14. Any company which succeeds by purchase, merger, or consolidation of title to the properties, substantially as an entirety, of Maritimes & Northeast-U.S., Maritimes & Northeast-Canada or the Customer, will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Precedent Agreement. Otherwise, except as provided in Paragraph 4 hereof, assignment of this Precedent Agreement or any of the rights or obligations hereunder may not be made unless the written consent of the other Party is first obtained; provided, however, upon formation of the Canadian limited partnership referred to in the recitals to this Precedent Agreement, Maritimes & Northeast-Canada may assign its rights and obligations hereunder to such partnership without any need to obtain the written consent of any other Party. No Party will be relieved, by virtue of any such assignment, of its obligations and liabilities hereunder without the express written consent of the other Party.

     15. (a) Any dispute arising out of or relating to this Precedent Agreement, whether in contract, tort, under statutory law, or otherwise, and including without limitation any dispute arising from an assertion of the rights of Maritime & Northeast under Paragraph 9, which can not be resolved after discussion between the Parties or by voluntary non-binding mediation in conformity with applicable procedures of the Texas Alternate Dispute Resolution Procedures Act, Texas Civil Practices and Remedies Code, Title 7, Ch. 154, shall be submitted to binding arbitration. Either Party may commence such arbitration proceedings by serving written notice on the other. The notice shall contain the name of one arbitrator and a statement of the matter in dispute. The Party receiving such notice shall have fifteen (15) days to respond in writing, naming a second arbitrator and designating any other matter for arbitration. The two named arbitrators shall select a third arbitrator. If the two named arbitrators fail to select a third arbitrator within fifteen (15) days after the second arbitrator was named, the third arbitrator shall be selected in accordance with the commercial arbitration rules of the American Arbitration Association. All arbitrators shall be qualified by education or experience to decide matters relating to the questions in dispute. In addition, the arbitrators shall have professional experience in the natural gas industry and shall not be evidently partial under the standards of section 10(b) of the Federal Arbitration Act, 9 U.S.C. Section 10(b). The third arbitrator shall not have been previously employed by either Party. The arbitration shall be held at a location to be mutually agreed to, and failing agreement, in Houston, Texas. At any time after the naming of the second arbitrator, the Parties may engage in discovery. Each Party shall be permitted to serve on the other Party requests for production of documents relevant to any dispute which is the subject of the arbitration and one set of interrogatories addressing any issues relevant to any dispute which is the subject of the arbitration, which requests and interrogatories shall be answered or otherwise responded to within 20 days after service. Each Party shall also have the right to take four depositions. Additional discovery may be ordered by a majority of the arbitrators upon application by one or both of the Parties on a showing of good cause. Any discovery disputes shall be resolved by the decision of a majority of the arbitrators.

         (b) After presentation of evidence has been concluded, each party shall submit to the arbitrators a final offer of its proposed resolution of the dispute. No responses to a final offer may be submitted. The arbitrators shall approve the final offer of one Party, without modification, and reject that of the other. In considering the evidence and deciding which final offer to approve, the arbitrators shall be guided by the criteria described in the appropriate section of this Precedent Agreement.

         (c) The decision of the arbitrators shall be rendered on or before 120 days following the notice of arbitration. The arbitrators' decision shall be deemed to be part of this Precedent Agreement and incorporated by reference herein.
         (d) If at any time prior to rendition of the decision of the arbitrators, an arbitrator named by one of the Parties becomes unable or unwilling to serve, the Party that named that arbitrator shall select a replacement arbitrator within 10 days after receiving notice of the arbitrator's inability or unwillingness to serve. If at any time prior to rendition of the decision of the arbitrators the third arbitrator becomes unable or unwilling to serve, a replacement arbitrator shall be selected utilizing the same procedures for selection of the third arbitrator set forth above, except that the 15 day period for selection of the third arbitrator shall run from the date both named arbitrators receive notice of the third arbitrator's inability or unwillingness to serve. The naming or selection of a replacement arbitrator shall have no effect on the conduct of the proceedings unless the arbitration hearing has already commenced, in which case the hearing will be recommenced as if no portion of the hearing had been conducted.

         (e) Each Party shall pay its own costs incurred in connection with arbitration Proceedings, except for the fees and expenses of the third arbitrator, which shall be equally divided between the Parties. The decision of the arbitrators shall be final, conclusive and binding on both Parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it is necessary to enforce such award, all costs of enforcement, including reasonable attorney's fees (for in-house or outside counsel) shall be payable by the Party against whom such award is enforced.

         (f) The substantive law chosen in Paragraph 17, as well as applicable federal law, will apply to the proceedings in arbitration. The Federal Arbitration Act, 9 U.S.C. Section 1, et seq., shall govern the enforceability of this paragraph 15, and to the extent not inconsistent with the provisions hereof, it shall also govern the procedures to apply in arbitration and the enforcement, vacation, or modification of any award. The Parties stipulate that this Precedent Agreement evidences a transaction "involving commerce" as that phrase is used in 9 U.S. C. Section 2.

     16. The recitals and representations appearing first above are hereby incorporated in and made a part of this Precedent Agreement.

     17. The Precedent Agreement shall be governed by and construed, interpreted and performed in accordance with the laws of the State of Texas, without recourse to any laws governing the conflict of laws.

     18. Except as herein otherwise provided, any notice, request, demand, statement, or bill provided for in this Precedent Agreement, or any notice which either Party desires to give to the other, must be in writing and will be considered duly delivered when mailed by registered or certified mail to the other Party's Post Office address set forth below:

          Maritimes & Northeast-U.S.:             Attn:
                                                  5400 Westheimer Court
                                                  Houston, Texas 77056

          Maritimes & Northeast-Canada:           Attn:
                                                  50 Keil Drive North
                                                  Chatham, Ontario N7M 5Ml

          Customer:                               1595 Mendon Road
                                                  Cumberland, RI 02864

or at such other address as either Party designates by written notice. Routine communications, including monthly statements, will be considered duly delivered when mailed by either registered, certified, or ordinary mail. For purposes hereof, any notice required to be given by Customer to Maritimes & Northeast shall be delivered to each of Maritimes & Northeast-U.S. and Maritimes & Northeast-Canada.

     IN WITNESS WHEREOF, the Parties hereto have caused this Precedent Agreement to be duly executed in several counterparts by their duly authorized officers as of the day and year first above written.

                                    MARITIMES & NORTHEAST PIPELINE, L.L.C.


                                    BY:  ______________________________________

                                    TITLE:_____________________________________
                                          M & N Management Company
                                          Managing Member


                                    MARITIMES & NORTHEAST PIPELINE
                                    MANAGE LTD.

                                    BY: _______________________________________

                                    TITLE: ____________________________________


                                    VALLEY GAS COMPANY

                                    BY: _______________________________________

                                    TITLE: ____________________________________


Signature  page  for  Precedent  Agreement  dated  September  21,  1996  between
Maritimes  &  Northeast  Pipeline,   L.L.C.,   Maritimes  &  Northeast  Pipeline
Management Ltd. and Valley Gas Company.


jsg\01752agt-96

                                   APPENDIX A

                                       TO

                          PRECEDENT AGREEMENT FOR FIRM
                            OR INTERRUPTIBLE SERVICE
                                FROM PHASE II OF
                     MARITIMES & NORTHEAST PIPELINE, L.L.C.



         MDQ Contained in                                 Adjusted
   Customer's Original Request                               MDQ
              MMBtu                                         MMBtu



_______________________________                     _______________________















[This Appendix A may be developed in the event Maritimes & Northeast Pipeline is required to adjust Customer's MDQ as contemplated in Paragraph 1 of the Precedent Agreement.]


rgr\maritime\appendxa.pre

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